================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           KRUG INTERNATIONAL CORP.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               XXXXXXXXXXXXXXXX
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            KRUG INTERNATIONAL CORP.
                         1290 HERCULES DRIVE, SUITE 120
                              HOUSTON, TEXAS 77058



                                                                   June 15, 1998



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., on Monday, July 13, 1998, at the American Stock Exchange, 86 Trinity Place, New York, New York.

     The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the Meeting. The Corporation's 1998 Annual Report to Shareholders is also enclosed.

     We hope you will be able to attend the Meeting and meet and talk with your Corporation's management. As in the past, we will report on the operations of the Corporation and comment on matters of current interest.

     Whether or not you plan to attend the Annual Meeting, it would be most helpful if you would execute and return the enclosed proxy card at your earliest convenience. That way you will be sure to be represented at the Meeting. If you later find you can attend the Meeting, you may then withdraw your proxy and vote in person.


                                                  Sincerely,


                                                  /s/ Charles Linn Haslam

                                                  CHARLES LINN HASLAM
                                                  Chairman

                            KRUG INTERNATIONAL CORP.
                         1290 HERCULES DRIVE, SUITE 120
                              HOUSTON, TEXAS 77058

                                  ------------


                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 13, 1998

                                  ------------


To the Shareholders of
     KRUG INTERNATIONAL CORP.:

     The Annual Meeting of Shareholders of KRUG INTERNATIONAL CORP. will be held at 10:00 a.m., Eastern Daylight Savings Time, on Monday, July 13, 1998, at the American Stock Exchange, 86 Trinity Place, New York, New York, for the purpose of considering and voting upon:

     1.  Election of three directors for a two-year term; and

     2. Such other business as may properly come before the meeting or any adjournment thereof.

     Whether or not you expect to be present, please mark, sign, date and return the enclosed proxy promptly in the envelope provided. Giving the proxy will not affect your right to vote in person if you attend the meeting.


                                             By order of the Board of Directors



                                             JAMES J. MULLIGAN
                                             Secretary

June 15, 1998

                             EXECUTIVE COMPENSATION

     The following sections of this Proxy Statement set forth compensation information relating to the Chief Executive Officer and the other executive officers of the Corporation at March 31, 1998, whose salary and bonus for fiscal year 1998 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

     The following table presents for the three fiscal years ended March 31, 1998, the compensation of the Chief Executive Officer and the other executive officers at March 31, 1998, whose salary and bonus in fiscal 1998 exceeded $100,000.

1998
KRUG International Corp.
Peer Group Index
Broad AMEX Market Index

                            KRUG INTERNATIONAL CORP.
                         1290 HERCULES DRIVE, SUITE 120
                              HOUSTON, TEXAS 77058

                                  ------------

                                 PROXY STATEMENT
                     FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                                  ------------


     This proxy statement is furnished in connection with the solicitation by the Board of Directors of KRUG INTERNATIONAL CORP., an Ohio corporation (the "Corporation"), of proxies to be used at the Annual Meeting of Shareholders to be held on July 13, 1998 and any adjournment thereof. The close of business on June 3, 1998 has been fixed as the record date for the determination of the holders of Common Shares entitled to vote at the meeting and each such shareholder is entitled to one vote per share. There were 5,237,230 Common Shares outstanding at the close of business on June 3, 1998.

     All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the Board's recommendations which are FOR the election of Charles Linn Haslam, Karen Brenner and Bernee D.L. Strom as directors of the Corporation. A shareholder signing and returning the accompanying proxy has power to revoke it at any time prior to its exercise by delivering to the Corporation a later dated proxy or by giving notice to the Corporation in writing or in open meeting but without affecting any vote previously taken.

     The presence, in person or by properly executed proxy, of the holders of a majority of the Corporation's outstanding shares is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Corporation will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular matter as well as shares present at the Annual Meeting. Where nominee shareholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present.

     This proxy statement and the accompanying proxy card were first mailed to shareholders on or about June 15, 1998.


                              ELECTION OF DIRECTORS

     The Corporation's Board of Directors is presently comprised of seven persons and is divided into two classes, with one class having four members and the other class three members. One class of directors is elected at each Annual Meeting of Shareholders for a term of two years.

     At the 1998 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2000. The Board of Directors has nominated Charles Linn Haslam, Karen Brenner and Bernee D.L. Strom, all of whom are presently directors of the Corporation, for election to a term of office expiring at the 2000 Annual Meeting. At the meeting of the Board of Directors held on May 11, 1998, Mr. Haslam resigned his position as a director and Mr. Vannuki was elected by the remaining directors to fill the vacancy. Also, W.E. Greenhalgh, who had been a director since 1993, resigned his position as a director and Mr. Haslam was elected by the remaining directors to fill that vacancy. Mr. Haslam resigned and was elected in Mr. Greenhalgh's place in order to have the Chief Executive Officer and the President in different classes.

     It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxy for the election of Mr. Haslam and Mses. Brenner and Strom. Should any of them be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors. The three nominees receiving the highest number of votes cast will be elected directors.

     The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

                                                                                           COMMON SHARES
                                                                                        BENEFICIALLY OWNED
                   NAME AND OFFICES                           DIRECTOR                     AS OF 6/3/98
            PRESENTLY HELD WITH CORPORATION                     SINCE               NUMBER(1)        % OF CLASS

NOMINEES FOR TERM OF OFFICE EXPIRING IN 2000:
Charles Linn Haslam(2)...............................           1996                300 (3)             (8)
    Director, Chairman and
    Chief Executive Officer
Karen Brenner(2).....................................           1996          1,714,636 (3)(4)        30.9
    Director
Bernee D.L. Strom(2).................................           1996                  0                  0
    Director

DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1999:
Robert M. Thornton, Jr.(2)...........................           1996             68,000 (3)(5)         1.3
    Director, President and
    Chief Financial Officer
T. Wayne Holt........................................           1993             15,931                 (8)
    Director
James J. Mulligan....................................           1966             32,185 (6)             (8)
    Director and Secretary
Ronald J. Vannuki(2).................................           1998          1,665,971 (3)(7)        29.7
    Director

(1) This column shows the number of Common Shares of the Corporation beneficially owned as of June 3, 1998 as confirmed by each nominee or director and includes, where applicable, shares owned by members of the individual's household. Unless otherwise indicated, each individual has voting power and investment power which are exercisable solely by such individual or are shared by such individual with members of his or her household.

(2) Mses. Brenner and Strom and Messrs. Haslam, Thornton and Vannuki were recommended for election as directors by the Fortuna Group (see "Principal Holders of Common Shares").

(3) Ms. Brenner and Messrs. Haslam, Thornton and Vannuki each have significant equity interests in one or more of the Fortuna Group entities (see "Principal Holders of Common Shares").

(4) Includes 114,520 shares (which includes 7,670 shares which may be acquired upon the exercise of warrants) over which Ms. Brenner, as a registered investment advisor, has shared investment power. This number also includes 1,591,496 shares (which includes 296,722 shares which may by acquired upon the exercise of warrants) beneficially owned by Fortuna Acquisition Partners, L.P. Information concerning Fortuna Acquisition Partners, L.P. may be found at footnote 2 under the heading "Principal Holders of Common Shares".

(5)  Includes 23,000 shares that may be acquired upon the exercise of warrants.

(6)  Includes 5,380 shares that may be acquired upon the exercise of warrants.

(7) Includes 1,591,496 shares (which includes 296,722 shares which may be acquired upon the exercise of warrants) beneficially owned by Fortuna Acquisition Partners, L.P. and 74,475 shares which may be acquired upon the exercise of warrants beneficially owned by Fortuna Investment Partners, L.P. Information concerning Fortuna Acquisition Partners, L.P. and Fortuna Investment Partners, L.P. may be found at footnote 2 under the heading "Principal Holders of Common Shares".

(8) Less than 1%.

     Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five years, is set forth below.

     Charles Linn Haslam, 54, has been Chairman of the Board since July 16, 1996, Chief Executive Officer since May 17, 1996 and was President of the Corporation from May 17, 1996 until July 16, 1996. Mr. Haslam practiced law in Washington, D.C., from January 1980 to May 1996. He was General Counsel, United States Department of Commerce, during the Carter Administration (January 1977 to December 1979) and University Counsel and Adjunct Professor of Law at Duke University from 1974 to 1977. Mr. Haslam is a director of Wyle Laboratories, Inc., a privately held corporation, 38% of the outstanding shares of which are owned by the Corporation.

     Karen Brenner, 45, has been President of Fortuna Advisors, Inc., an investment advisory firm located in Newport Beach, California since 1993. Fortuna Advisors, Inc. succeeded to the business of Karen Brenner Registered Investment Advisor which was formed by Ms. Brenner in 1984 and operated by her from 1984 to 1993. Ms. Brenner is a director of DDL Electronics, Inc. and Creative Bakeries, Inc.

     Bernee D. L. Strom, 51 , has been President and Chief Executive Officer of The Strom Group (an investment and business advisory firm that specializes in startups and turnarounds of high technology companies) since 1990. From July 1997, she has been a director of Walker Digital (an intellectual property studio) and its first spin-out, Priceline.com (an internet commerce company). From April 1995 to June 1997, she was President and Chief Executive Officer of USA Digital Radio Partners, LP (a communication and technology company), a partnership between Gannett Co., Inc., and Westinghouse Electric Corporation. From 1990 to 1994, she was President and Chief Executive Officer of MBS Technologies, Inc. (a software publishing company). She is also a director of Polaroid Corporation, a former director of Software Publishing and DDL Electronics, Inc. and a member of the Board of Advisors of the J. L. Kellogg Graduate School of Management of Northwestern University.

     Robert M. Thornton, Jr., 49, has been President of the Corporation since July 16, 1996 and Chief Financial Officer since July 18, 1997. From October 1994 to the present, he has been a private investor and, since March 1995, Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was President, Chief Operating Officer, Chief Financial Officer and a director of Hallmark Healthcare Corporation from November 1993 until Hallmark's merger with Community Health Systems, Inc. in October 1994. From October 1987 until November 1993, Mr. Thornton was Executive Vice President, Chief Financial Officer, Secretary, Treasurer and a director of Hallmark.

     T. Wayne Holt, 71, was involved continuously with the Corporation's life sciences, aerospace and engineering operations for 22 years commencing with his initial employment in 1971 until his initial retirement in 1993. He held a number of positions, including Vice President-Aerospace Group from 1981 to 1988, Assistant to the Chairman, Aerospace Group, from 1988 to 1990, Vice President from May 1990 to February 1991, Executive Vice President from February 1991 to December 31, 1992, and Advisor to the Chairman, Life Sciences and Engineering, from January 1, 1993 to May 1, 1993. Mr. Holt came out of retirement and was President of KRUG Life Sciences Inc., a position he previously held, from April 15, 1995 until his second retirement on April 15, 1997.

     James J. Mulligan, 76, has been a member of the law firm of Mulligan & Mulligan since January 1993. He was a member of the law firm of Smith & Schnacke from 1953 to 1989 and a member of the law firm of Thompson Hine & Flory LLP from 1989 until his retirement in 1991. Mulligan & Mulligan is general counsel to the Corporation and received $95,724 for legal services rendered during the Corporation's last fiscal year.

     Ronald J. Vannuki, 57, has been a registered investment adviser with Strome-Susskind Securities, L.P., a broker and investment adviser, since 1995. From 1988 to 1995, Mr. Vannuki was Managing Director of Drake Capital Securities, Inc., a registered broker-dealer, and from 1990 to 1995 was a Director and Portfolio Manager of Drake Capital Advisers, Inc., a registered investment adviser. From 1987 to 1988, he was President of Los Angeles Securities, a broker-dealer and from 1984 to 1987, he was Vice President of Kayne, Anderson & Co., Inc., a broker-dealer and money manager. Mr. Vannuki is a director of Wyle Laboratories, Inc., a privately held corporation, 38% of the outstanding shares of which are owned by the Corporation.


                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors held 7 meetings and took 1 action by unanimous written consent during fiscal 1998. The Board has an Executive Committee, an Audit Committee and an Executive Compensation Committee, but no nominating committee. The Executive Committee took action by unanimous written consent 4 times in fiscal 1998. The Audit Committee held 2 meetings and the Executive Compensation Committee held 1 meeting in fiscal 1998.

     The Executive Committee is empowered to exercise all of the authority of the Board of Directors except as to matters not delegable to a committee under the General Corporation Law of Ohio. The members of the Committee are Messrs. Haslam (Chairman) and Thornton and Ms. Brenner.

     The Audit Committee meets with Corporation personnel and representatives of the Corporation's independent public accountants to review internal accounting controls, internal auditing procedures and matters relating to the annual audit of the Corporation's financial statements. The Committee reports its findings and recommendations to the Board of Directors. The members of the Committee are Mr. Mulligan (Chairman) and Mses. Strom and Brenner.

     The Executive Compensation Committee acts in an advisory capacity to the Board of Directors with respect to compensation of the Corporation's executives. The members of the Committee are Mses. Strom (Chairman) and Brenner and Mr. Mulligan.

     Each non-employee director receives a monthly fee of $700 for services as a director. In addition, he or she receives $850 for attendance at a meeting of the Board of Directors, $500 for attending a committee meeting and $400 for participating in telephone meetings. Directors receive no compensation for actions taken by unanimous written consent.


                       PRINCIPAL HOLDERS OF COMMON SHARES

     Set forth below is certain information concerning the only person known by the Board of Directors of the Corporation to be the beneficial owner of more than 5% of the outstanding Common Shares of the Corporation as of June 3, 1998.



                                        COMMON SHARES AND WARRANTS TO PURCHASE
                                           COMMON SHARES BENEFICIALLY OWNED
                                                   AS OF 6/3/98 (1)
                                        --------------------------------------
                                               NUMBER
                                               ------
          NAME AND ADDRESS               SHARES        WARRANTS    % OF CLASS
          ----------------               ------        --------    ----------

FORTUNA ACQUISITION
    PARTNERS, L.P.(2)...............    1,294,774       296,722         28.8
100 Wilshire Boulevard
Fifteenth Floor
Santa Monica, CA 90401

----------

(1) Under applicable Securities and Exchange Commission regulations, shares are treated as "beneficially owned" if a person has or shares voting or investment power with respect to the shares or has a right to acquire the shares within 60 days of June 3, 1998. Unless otherwise indicated, sole voting power and sole investment power are exercised by the named person. In calculating "% of Class" for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

(2) The shares and warrants beneficially owned by Fortuna Acquisition Partners, L.P. include warrants to purchase 64,252 shares beneficially owned by Strome-Susskind Hedgecap Fund, L.P., 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401. Strome-Susskind Hedgecap Fund, L.P. has granted an irrevocable proxy to vote its shares, subject to certain conditions, to Fortuna Acquisition Corp., the general partner of FC Partners, L.P., which is the general partner of Fortuna Acquisition Partners, L.P.

     FC Partners, L.P., 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401, is the general partner of Fortuna Acquisition Partners, L.P.

     Fortuna Acquisition Corp., 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401, is the general partner of FC Partners, L.P., and has sole voting power with respect to all of the shares of the Corporation beneficially owned by Fortuna Acquisition Partners, L.P., and sole investment power with respect to 1,527,244 of said shares.

     Ronald J. Vannuki, 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401, Karen Brenner, 1300 Bristol Street North, Suite 230, Newport Beach, CA 92660, C.L. Haslam, 4620 Sedgwick Street, N.W., Washington, D.C. 20016, and Robert M. Thornton, Jr., 900 Circle 75 Parkway, Suite 1300, Atlanta, GA 30339, own all of the outstanding shares of Fortuna Acquisition Corp. Mr. Vannuki and Ms. Brenner are the directors and officers of said corporation.

     Fortuna Investment Partners, L.P., 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401, beneficially owns warrants to purchase 74,475 shares. Fortuna Capital Management, Inc., 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401, is the general partner of Fortuna Investment Partners, L.P. Ronald J. Vannuki is the sole shareholder and President of Fortuna Capital Management, Inc. Fortuna Advisors, Inc. is an advisor to Fortuna Investment Partners, L.P.

     Fortuna Advisors, Inc., 1300 Bristol Street North, Suite 230, Newport Beach, CA 92660, a registered investment adviser, is the beneficial owner of 114,520 shares (including warrants to purchase 7,670 shares) held in clients' accounts. Karen Brenner is the sole shareholder and President of Fortuna Advisors, Inc. Ms. Brenner also beneficially owns an additional 8,620 shares (including warrants to purchase 220 shares) of the Corporation.

     CareVest Capital, LLC ("CareVest"), 900 Circle 75 Parkway, Suite 1300, Atlanta, GA 30339, beneficially owns 62,800 shares (including warrants to purchase 23,000 shares). Robert M. Thornton, Jr., owns a majority of the outstanding shares of CareVest. Mr. Thornton also beneficially owns an additional 5,200 shares of the Corporation.

     Strome-Susskind Hedgecap Fund, L.P., 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401, beneficially owns warrants to purchase 64,252 shares. Strome-Susskind Investment Management, L.P., 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401 ("SSIM"), is an investment adviser and general partner of Strome-Susskind Hedgecap Fund, L.P. and, as such, it has sole investment power with respect to these securities. SSCO, Inc., 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401, is the general partner of SSIM. Mark E. Strome, 100 Wilshire Boulevard, Fifteenth Floor, Santa Monica, CA 90401, is the settlor and trustee of The Strome Family Trust which is the controlling shareholder of SSCO, Inc.

     The parties listed above in this section have filed with the Securities and Exchange Commission, as a group, a Schedule 13D and amendments thereto under the Securities Exchange Act of 1934 relating to their beneficial ownership of shares of the Corporation. The information set forth herein with respect to beneficial ownership of shares of the Corporation was obtained from Amendment No. 3 to
Schedule 13D dated March 6, 1997, as supplemented by members of the group. The parties listed above are sometimes referred to as the "Fortuna Group". As a group, the Fortuna Group beneficially owns 1,857,111 shares (including warrants to purchase 402,087 shares) or 32.9% of the outstanding shares of the Corporation.


                        COMMON SHARES OWNED BY MANAGEMENT

     The following table sets forth the number of Common Shares of the Corporation beneficially owned as of June 3, 1998 by each named executive listed in the Summary Compensation Table and by all directors, nominees and executive officers as a group.


                                                               COMMON SHARES BENEFICIALLY
                                                                   OWNED AS OF 6/3/98
                                                         ----------------------------------------
     NAME                                                NUMBER                       % OF CLASS
     ----                                                ------                       ----------
C. L. Haslam..............................                  300                             (3)
Robert M. Thornton, Jr....................               68,000 (1)                       1.3
Michael H. Dell...........................                    0                           0
Directors, Nominees and ..................            1,953,545 (2)                      34.5
    Executive Officers as a Group (10 persons)

(1)  Includes 23,000 shares that may be acquired upon the exercise of warrants.

(2) Includes 409,360 shares that may be acquired upon the exercise of warrants and 12,000 shares that may be acquired upon the exercise of options within 60 days of June 3, 1998.

(3) Less than 1%.

                             EXECUTIVE COMPENSATION

     The following sections of this Proxy Statement set forth compensation information relating to the Chief Executive Officer and the other executive officers of the Corporation at March 31, 1998, whose salary and bonus for fiscal year 1998 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

     The following table presents for the three fiscal years ended March 31, 1998, the compensation of the Chief Executive Officer and the other executive officers at March 31, 1998, whose salary and bonus in fiscal 1998 exceeded $100,000.


                                                                        LONG-TERM COMPENSATION
                                                                  ------------------------------------
                                                                         AWARDS            PAYOUTS
                                                                  ------------------------------------
                                         ANNUAL COMPENSATION                              LONG TERM
                                         -------------------
                                                         OTHER    RESTRICTED  SECURITIES  INCENTIVE      ALL
                                                        ANNUAL       STOCK    UNDERLYING    PLAN        OTHER
          NAME AND                SALARY     BONUS   COMPENSATION   AWARDS      OPTIONS    PAYOUTS  COMPENSATION
     PRINCIPAL POSITION   YEAR      ($)       ($)         ($)         ($)         (#)        ($)         ($)
     ------------------   ----    ------     -----   ------------ ---------   ----------  --------- ------------

C.L. Haslam,............. 1998    $189,500  $     0       $0          $0           0         $0      $ 5,685 (1)
Chairman and              1997     156,875        0        0           0           0          0        1,125
Chief Executive Officer   1996           0        0        0           0           0          0            0

Robert M. Thornton, Jr.,. 1998    $159,500  $     0       $0          $0           0         $0      $ 4,785 (1)
President and             1997     106,250        0        0           0           0          0       25,979 (2)
Chief Financial Officer   1996           0        0        0           0           0          0            0

Michael H. Dell,......... 1998    $120,537  $     0       $0          $0           0         $0      $     0
Managing Director,        1997     111,244   12,191        0           0           0          0            0
Bradley International     1996      63,985        0        0           0           0          0            0
Holdings Limited
-------------------------

(1) These amounts were contributed by the Corporation under the 401(k) plan for the benefit of the named executive.

(2) This amount includes $24,479 paid to Mr. Thornton under a Consulting Agreement from May 17, 1996 to July 16, 1996.


                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows, for the named executive officers, additional information about option grants for the fiscal year ended March 31, 1998.


                               INDIVIDUAL GRANTS
                     ------------------------------------
                      NUMBER OF   % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                       SHARES       OPTIONS                                     ASSUMED ANNUAL RATES OF STOCK
                     UNDERLYING   GRANTED TO     EXERCISE                      PRICE APPRECIATION FOR OPTION
                       OPTIONS     EMPLOYEES      OR BASE                                   TERM
                       GRANTED     IN FISCAL       PRICE      EXPIRATION       --------------------------------
       NAME              (#)         YEAR        ($/SHARE)       DATE          0%($)        5%($)        10%($)
       ----            ------      ---------     --------     ----------       -----        -----        ------
C. L. Haslam..........    0           NA            NA            NA            NA           NA            NA
Robert M.
Thornton, Jr.. .......    0           NA            NA            NA            NA           NA            NA
Michael H. Dell.......    0           NA            NA            NA            NA           NA            NA
----------------------

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table shows information about stock option exercises during fiscal 1998 and unexercised stock options at 1998 fiscal year end for the named executive officers.


                                                                                NUMBER OF
                                                                                 SHARES             VALUE OF
                                                                               UNDERLYING          UNEXERCISED
                                                                               UNEXERCISED        IN-THE-MONEY
                                                                                 OPTIONS             OPTIONS
                                                                                AT FISCAL           AT FISCAL
                                                                              YEAR-END (#)        YEAR-END ($)
                                         SHARES
                                       ACQUIRED ON            VALUE           EXERCISABLE/        EXERCISABLE/
       NAME                           EXERCISE (#)        REALIZED ($)        UNEXERCISABLE       UNEXERCISABLE
       ----                           ------------        ------------        -------------       --------------
C.L. Haslam....................             0                  $0                  0/0                $0/$0
Robert M. Thornton, Jr.........             0                  $0                  0/0                $0/$0
Michael H. Dell................             0                  $0                  0/0                $0/$0
---------------



             LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                                   PERFORMANCE               ESTIMATED FUTURE PAYOUTS
                                    NUMBER OF       OR OTHER             UNDER NON-STOCK PRICE-BASED PLANS
                                  SHARES, UNITS   PERIOD UNTIL       -----------------------------------------
                                    OR OTHER       MATURATION        THRESHOLD        TARGET           MAXIMUM
       NAME                        RIGHTS (#)       OR PAYOUT        ($ OR #)        ($ OR #)         ($ OR #)
       ----                        ----------       ---------        --------        --------         --------
C.L. Haslam....................         0              NA               NA              NA               NA
Robert M. Thornton, Jr.........         0              NA               NA              NA               NA
Michael H. Dell(1).............       9,864          5 years            NA              NA               NA
-----------------

(1) Mr. Dell was awarded 9,864 Notional Shares of Beldray Limited on April 22, 1997, under The Beldray Share Appreciation Rights Plan 1997. The price of the Notional Shares on the date of grant was (pound)10.14 (approximately $16.73). The Notional Shares vest at the rate of 20% per year, starting On the first anniversary of the date of grant, and terminate after ten years. The grant of Notional Shares lapses if Mr. Dell dies or ceases to be a director or employee of Beldray Limited. The payout is determined by multiplying the number of Notional Shares exercised by the difference between the market value of a Notional Share on the date of exercise, as determined by the directors, and the grant price.


                                      OTHER

     Mr. Haslam, Chairman and Chief Executive Officer of the Corporation, is currently employed by the Corporation under the terms of an Employment Agreement effective May 17, 1996. The Agreement provides for a monthly salary of $15,000, which was increased to $16,000 per month effective June 1, 1997. The Agreement is terminable by either party on the last day of any month upon 30 days prior written notice.

     Mr. Thornton, President and Chief Financial Officer of the Corporation, is currently employed by the Corporation under the terms of an Employment Agreement also effective May 17, 1996. The Agreement provides for a monthly salary of $12,500, which was increased to $13,500 per month effective June 1, 1997. The Agreement is terminable by either party on the last day of any month upon 30 days prior written notice.

     Effective April 1, 1998, Ronald J. Vannuki, a director of the Corporation, entered into a Consulting Agreement with the Corporation. Mr. Vannuki's duties under the Agreement are to prepare short-term and intermediate-term acquisition plans and investigate and evaluate potential acquisitions for the Corporation.

The amount of time to be devoted by him to his duties will be agreed to by the parties but it is anticipated that Mr. Vannuki on average will perform approximately 20 hours of service per month. The Agreement provides for a fee to Mr. Vannuki of $5,000 per month. The Agreement also provides that, during its term, Mr. Vannuki will not provide similar services to anyone else. The Agreement may be terminated by either party upon 30 days written notice.

     Also effective April 1, 1998, the Corporation entered into an identical Consulting Agreement with Fortuna Advisors, Inc. Karen Brenner, a director of the Corporation, is the sole shareholder and President of Fortuna Advisors, Inc.


                                PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Corporation's Common Shares for its last five fiscal years with the cumulative total return of the American Stock Exchange Market Index and an American Stock Exchange listed market capitalization based peer group index over the same period (assuming the investment of $100 in each vehicle on March 31, 1993 and reinvestment of all dividends). The peer group index is comprised of 134 companies and includes all non-financial American Stock Exchange companies with a market capitalization of between $20 - $40 million, which were publicly traded throughout the five-year period. The peer group index was developed by an independent agency. The Corporation is not aware of any appropriate industry or line-of-business index with which to compare itself because of the diversity of the Corporation's businesses and, therefore, it believes a market capitalization index is appropriate.




                                    [Graph]



                                PERFORMANCE DATA


                           1993         1994       1995       1996       1997       1998
                           ----         ----       ----       ----       ----       ----
KRUG International Corp.    100         84.03     105.04      98.04     143.56     157.56
Peer Group Index            100        103.86      96.21      96.94      91.66      92.36
Broad AMEX Market Index     100        103.05     108.69     131.40     132.72     173.35

                           FISCAL 1998 AMEX PEER GROUP

     The Peer Group is made up of American Stock Exchange non-financial companies with a market value between $20-40 million. The only companies meeting this criteria for Fiscal 1998 are the following:

ALLIANCE BNCP OF NEW ENG
AMERICAN INSURED MTG 84
AMERICAN REAL ESTATE INV
AMERICAN VANGUARD CORP
AMTEC INC
APOGEE INC
ATLANTIC PREMIUM BRANDS
AUDITS & SURVEYS WW INC
AUTOBOND ACCEPTANCE CORP
AVIVA PETROLEUM INC
AZCO MINING INC
B&H OCEAN CARRIERS LTD
BARNWELL INDUSTRIES INC
BLACKROCK BROAD INV 2009
BLIMPIE INTERNAT INC
BOWLIN OUTDOOR ADV AND TRA
BRILLIANT DIGITAL ENT
BULL & BEAR GLOBAL I FD
CANNON EXPRESS INC CL A
CARVER BANCORP INC
CET ENVIRONMENTAL INC
CITADEL HOLDING CORP
COHEN & STEERS RLTY IF
COLUMBUS ENERGY CORP
CONCORD FABRICS INC A
CONTINENTAL MATERIALS CP
CORNERSTONE BANK
DATAMETRICS CORP
DATARAM CORP
DECORATOR INDUSTRIES INC
DENAMERICA CORPORATION
DEWOLFE COMPANIES INC
DREYFUS NY MUNI INC FUND
E-Z EM INC CL A
E-Z EM INC CL B
E-Z SERVE CORP
ELECTRO CHEMICAL IND LTD
EMERSON RADIO CORP
ENVIRONMENTAL TECTONICS
FALMOUTH BANCORP INC
FEMALE HEALTH CO (THE)
FIRST WEST VA BANCORP
FLORIDA PUBLIC UTILITIES
FORTUNE NATURAL RES CORP
GAMMA BIOLOGICALS INC
GLOBALINK INC GO-VIDEO INC
GRAHAM CORP
HALSEY DRUG CO
HAMPTON INDUSTRIES INC
HAYWOOD BANCSHARES INC
HEARTLAND PARTNERS L.P.
HEARTLAND TECHNOLOGY INC
HECTOR COMMUNICATIONS
HEIN-WERNER CORP
HEIST C.H. CORPORATION
HIGHLANDER INCOME FUND
HUNGARIAN TEL & CABLE CP
IGI INC
INDEPENDENT BANKSHARES
INTEGRATED ORTHOPAEDICS
INTERLOTT TECH INC
INTERNAT REMOTE IMAG SYS
KENTUCKY FIRST BANCORP
KINARK CORP
MAINE PUBLIC SERVICE CO
MARQUEE GROUP INC (THE)
MASSACHUSETTS H&E TRUST
MERRIMAC INDUSTRIES INC
MICHAEL ANTHONY JEWELERS
MIDSOUTH BANCORP
MINNESOTA MUN TERM TR II
MOORE MEDICAL CORP
MORGAN GROUP INC CL A
NEOPHARM INC
NEW YORK TAX EXEMPT INC
NORTHEAST BANCORP
NORTHERN TECHNOLOGY
NTN COMMUNICATIONS INC
NUVEEN MO PREMIUM IMF
NUVEEN WA PREMIUM IMF
O'OKIEP COPPER CO
OHIO ART CO
ONCOR INC
ONCORMED INC
ONE LIBERTY PROPS INC
OSHMAN'S SPORTING GOODS
PAMIDA HOLDINGS CORP
PC QUOTE INC
PHONETEL TECHNOLOGIES
PIEDMONT BANCORP INC
PINNACLE BANCSHARES INC
POLK AUDIO INC
PRESIDENTIAL REALTY CL B
PROFESSIONAL BANCORP INC
PROVIDENCE & WORCESTR RR
PUBLIC STORAGE PROP XX
PUTNAM NY INV GRD MUN TR
REEDS JEWELERS INC
REFAC TECHNOLOGY DEVELP
RF POWER PRODUCTS
RICHTON INTERNAT CORP
ROTTLUND INC
SABA PETROLEUM CO
SERVOTRONICS INC
SKYLINE CHILI INC
SOLIGEN TECHNOLOGIES INC
SOUTHERN BANC CO INC
SOUTHFIRST BANCSHARES
SPATIAL TECHNOLOGY INC
STERLING CAP CP
STONE STREET BANCORP INC
SURETY CAPITAL CORP
SWING N SLIDE CORP
TEAM INC
TOP SOURCE TECHNOLOGIES
UNAPIX ENTERTAINMENT INC
UNI-MARTS INC
UNIFLEX INC
UNIMAR CO
UNITED GUARDIAN INC
UNITED STATES EXPLOR INC
VAN KAMPEN AM CAP CA MT
VAN KAMPEN AM CAP FL MOT
VAN KAMPEN AM CAP MA VMI
VAN KAMPEN AM CAP NJ VMI
VAN KAMPEN AM CAP OH VMI
VERSAR INC
VICON INDUSTRIES INC
VISTA GOLD CORP
VOYAGEUR FL INS MUNI INC
VOYAGEUR MN MUNI INC FD3
WASHINGTON SAV BANK
WELLS-GARDNER ELECTRONIC

        EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board of Directors is comprised of three directors who are not employees or former employees of the Corporation (Mr. Mulligan was Secretary of the Corporation during the last fiscal year). The Committee's stated function is to act in an advisory capacity to the Board with respect to compensation of executives of the Corporation. The Committee does not have the authority to fix the compensation of any employee, officer or director of the Corporation. However, since the Committee's creation in 1977, the Board has only on rare occasions not completely adopted the recommendations of the Committee and on those occasions only minor changes were made.

     The goal of the Committee has been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Corporation, thereby contributing to long-term shareholder value. Given the size of the Corporation and the limited number of its executive officers, the Committee has traditionally chosen to evaluate each executive individually and on a subjective basis, without resort to mathematical performance formulas. The principle followed is to provide what the Committee believes is suitable compensation based on its subjective evaluation of the executive's contribution to the profitability of the Corporation.

     The three key elements of executive compensation are base salary, short-term incentives and long-term incentives.

     The Corporation's base salaries are intended to be consistent with its understanding of competitive practices, level of responsibility, qualifications necessary for the particular position, and experience. Salary increases reflect the Corporation's belief as to competitive trends, the performance of the individual and the overall financial performance of the Corporation.

     The short-term incentive for an executive is the opportunity to earn an annual cash bonus. In line with the Corporation's discretionary approach, the Committee considers all relevant facts and circumstances in evaluating an executive. The Committee considers performance over a period of time, not merely performance in the most recent year. However, in general, the most important consideration is how well the executive has met his individual goals as set forth in the most recent operating plan. Generally, the second most important consideration is the Corporation's overall financial performance in the most recent year. The Committee also considers factors beyond the executive's control, such as, general economic conditions, industry trends, inflation, changes in government policies, etc., which may have had a material effect (positive or negative) on an individual's overall performance. After considering all of these factors, the Committee recommends whether or not a particular executive should be awarded a bonus and, if so, the amount.

     While salary and short-term incentives are primarily designed to compensate current and past performance, the main purpose of the long-term incentive compensation program is to directly link management compensation with the long-term interests of shareholders. The Corporation is currently using, as it has for many years, stock options to provide that link. Options are intended to provide strong incentives for superior long-term future performance. In the past, the Corporation has granted options for five, six and ten year terms. Recently, however, the Board of Directors concluded that options for shorter terms should provide incentives for more immediate improved performance. Accordingly, options recently granted under the 1995 Incentive Stock Option Plan have been for three year terms; they may not be exercised during the first year after grant and then become exercisable one-half per year in the second and third years, respectively. The Directors also decided to grant options to more key employees than in the past.

         With respect to the compensation of the Chairman and CEO (Mr. Haslam) and the President and CFO (Mr. Thornton), the Committee believes that their base salaries are at the very low end for positions requiring similar competence, dedication, creativity, experience and leadership qualities.

         With respect to fiscal 1997, the Corporation's 1997 results exceeded the Committee's expectations and the Committee considered recommending bonuses for Messrs. Haslam and Thornton but concluded to defer such action because, even though they had commenced a number of important initiatives, none had been successfully accomplished at that time. With respect to fiscal 1998, the Committee is disappointed with the Corporation's financial results for 1998, even though there were mitigating circumstances. On the other hand, Messrs. Haslam and Thornton, working together as a team, have successfully completed the following actions: the acquisitions of Hago Products Ltd. and Klippan Ltd.; the sale of Sowester Ltd.; the merger of KRUG Life Sciences Inc. and Technology/Scientific Services, Inc. into Wyle Laboratories, Inc.; and the restructuring of the manufacturing and sales functions of the Housewares and Child Safety Products Segment. These actions produced the following important results: the Corporation's presence in the child safety products area has been rapidly and substantially enlarged; the Corporation's exposure to the risks inherent in the government contracting business has been significantly limited; the Corporation's long term debt has been substantially reduced; the Corporation's cash position has been greatly improved; and the Corporation's balance sheet has been materially strengthened. These steps have rationalized the Corporation's activities and put it in position to continue to pursue an aggressive acquisition program with the ultimate goal of increasing shareholder value. Some of these actions were not completed until after the end of the 1998 fiscal year. Under these circumstances and in order to be able to fully evaluate the performance of Messrs. Haslam and Thornton, the Committee has decided to postpone consideration of changes in their compensation packages until the early part of fiscal 1999.

     This report has been submitted by the Executive Compensation Committee:

     Bernee D.L. Strom             Karen Brenner            James J. Mulligan


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Executive Compensation Committee are Mses. Strom (Chairman) and Brenner and Mr. Mulligan. Ms. Brenner is the sole shareholder and President of Fortuna Advisors, Inc. Effective April 1, 1998, Fortuna Advisors, Inc. entered into a Consulting Agreement with the Corporation (see "Other"). Mr. Mulligan is Secretary of the Corporation and is a member of the law firm of Mulligan & Mulligan, the general counsel of the Corporation. Mulligan & Mulligan received $95,724 for legal services rendered during the Corporation's last fiscal year.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Corporation and owners of more than 10% of the Corporation's Common Shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of Common Shares. The Corporation believes, based on information provided to the Corporation by the persons required to file such reports, that all filing requirements applicable to such persons during the period from April 1, 1997 through March 31, 1998 have been met.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has performed an audit of the Corporation's financial statements annually since 1962. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

     The Board of Directors of the Corporation annually appoints the independent public accountants for the Corporation after receiving the recommendation of its Audit Committee.


                                 OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.


                              COST OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxy solicitations may be made by officers and employees of the Corporation, personally or by telephone and telegram, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Corporation will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.


                              SHAREHOLDER PROPOSALS

     A proposal by a shareholder intended for inclusion in the Corporation's proxy statement and form of proxy for the 1999 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Corporation at 1290 Hercules Drive, Suite 120, Houston, Texas 77058, Attention: Secretary, on or before February 12, 1999 in order to be eligible for such inclusion.



                                       By order of the Board of Directors



                                       JAMES J. MULLIGAN
                                       Secretary

Dayton, Ohio
June 15, 1998

                                      PROXY
                            KRUG INTERNATIONAL CORP.
                  ANNUAL MEETING OF SHAREHOLDERS, JULY 13, 1998


     The undersigned holder(s) of Common Shares of KRUG International Corp., an Ohio corporation (the "Corporation"), hereby appoints C. L. HASLAM and ROBERT M. THORNTON, JR., and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Monday, July 13, 1998, at 10:00 a.m., and at any and all adjournments of said meeting, as follows:

      1.  ELECTION OF DIRECTORS.

      ___ FOR all nominees listed below (except as marked to the contrary below).

      ___ WITHHOLD AUTHORITY to vote for all nominees listed below.

          INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

          Charles Linn Haslam, Karen Brenner and Bernee D.L. Strom.

      2. In their discretion, upon such other business as may properly come before the meeting or at any adjournment thereof.


     This proxy is solicited on behalf of the Board of Directors of the Corporation. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR Proposal 1.

     Receipt is acknowledged of Notice of the above meeting, the Proxy Statement relating thereto and the Annual Report to Shareholders for the fiscal year ended March 31, 1998.



                                        Dated __________________________, 1998


                                        ------------------------------------


                                        ------------------------------------
                                                 (Signatures)

                                        Shareholders should date this proxy and
                                        sign here exactly as the name appears at left. If shares are held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.


                      PLEASE MARK, SIGN, DATE AND MAIL THIS
                     CARD PROMPTLY IN THE ENCLOSED ENVELOPE